UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 16, 2008
Reynolds American Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-32258	20-0546644
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
401 North Main Street,
Winston-Salem, NC 27101
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: 336-741-2000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) and (d). At its meeting on July 16, 2008, the Board of Directors of Reynolds American Inc. (“RAI”) elected Luc Jobin and Holly K. Koeppel to serve on RAI’s Board as a Class I Director and Class II Director, respectively, and appointed each of them to serve on the Board’s Audit and Finance Committee. In addition, at its July 16 meeting, RAI’s Board accepted the resignation, effective December 5, 2008, of Antonio Monteiro de Castro, who has served on RAI’s Board (as a Class II Director) since July 2004, as a designee of Brown & Williamson Holdings, Inc. (“B&W”), a subsidiary of British American Tobacco p.l.c. (“BAT”). On July 16, 2008, B&W also designated Nicandro Durante for nomination to RAI’s Board to succeed Mr. Monteiro de Castro as an RAI Director upon Mr. Monteiro de Castro’s retirement on December 5, 2008. RAI’s Board will vote upon Mr. Durante’s formal nomination and election to the Board at its December, 2008 meeting. (A copy of the press release announcing the foregoing Board and Board Committee appointments is attached to this Report as Exhibit 99.1.)
          Under the terms of a July 30, 2004 governance agreement, as amended, among RAI, B&W and BAT, B&W has the right, based on its current ownership of approximately 42% of RAI common stock, to designate five people for nomination to RAI’s Board; after the July 16, 2008 election of Directors, RAI’s Board is comprised of 13 Directors. In addition to Mr. Monteiro de Castro, the other current RAI Directors who have been designated by B&W as such pursuant to the foregoing governance agreement are: Betsy S. Atkins (a Class I Director), H.G.L. (Hugo) Powell (a Class II Director), and Martin Feinstein and Neil Withington (Class III Directors). Each class of RAI Directors serves a staggered three-year term, with the term of the Class I, Class II and Class III Directors ending generally on the date of the RAI annual shareholders’ meeting held in 2011, 2009 and 2010, respectively. Mr. Jobin’s initial term as a Class I Director, however, is scheduled to expire on the date of RAI’s 2009 annual shareholders’ meeting because under the law of North Carolina (the state in which RAI is incorporated), the term of a director elected to fill a vacancy will expire at the next shareholders’ meeting at which directors are elected (notwithstanding that the term of the other Directors in that same class is not yet scheduled to expire).
          Each of Mr. Jobin and Ms. Koeppel is eligible to participate in the non-employee director compensation arrangements described in the Reynolds American Inc. Outside Directors’ Compensation Summary, which summary was filed as Exhibit 10.39 to RAI’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 and which is incorporated herein by reference. In consideration for the RAI Board service of Mr. Durante, who is a full-time employee of BAT, RAI will pay BAT the amount of $237,500 per year; that amount is in lieu of any other compensation (other than the reimbursement of certain expenses) to which Mr. Durante otherwise would be entitled in his capacity as a member of RAI’s Board. Each of Mr. Jobin and Ms. Koeppel has entered into, and Mr. Durante upon his election to the Board will enter into, an indemnification agreement with RAI, the same indemnification agreement which RAI offers to all of its executive officers and directors. Such indemnification agreement was filed as Exhibit 10.1 to RAI’s Form 8-K dated February 1, 2005 and is incorporated by reference herein.
ITEM 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
     The following is furnished as an Exhibit to this Report.

Number	Exhibit

99.1	Press Release of Reynolds American Inc., dated July 16, 2008.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REYNOLDS AMERICAN INC.
By:	/s/ Frederick W. Smothers
	Name:	Frederick W. Smothers
	Title:	Senior Vice President and Chief Accounting Officer

Date: July 16, 2008